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                                                                   EXHIBIT 10.30

                                      AT&T / BRONNER SLOSBERG HUMPHREY
                                      General Agreement No. G00040D
                                      Page l of 2


                               GENERAL AGREEMENT
                                  WITNESSETH:

That in consideration of the agreements expressed herein, AT&T Corp. ("AT&T") having an office at 295 N. Maple Avenue, Basking Ridge, New Jersey 07920 and Bronner Slosberg Humphrey a Corporation of the state of Massachusetts ("Agency"), having an office at 800 Boyleston Street, Boston, Massachusetts 02199 do hereby agree as follows:

I. With the exception to all references to Agency's compensation, Agreement LQ6237D between Agency and AT&T is incorporated herein, and its terms and conditions will be applicable to the services authorized under this Agreement.

II. From time to time, commencing January 1, 1999 and ending December 31, 2001, AT&T may authorize Agency to render to AT&T services for advertising/direct marketing and related work (hereinafter "Work"). Agency shall timely accept or reject such requests for Work. All Work conducted by Agency in response to such request shall be considered Work under this Agreement, and the terms and conditions hereof shall govern. Agency shall render all the services specified in the request within the time allowed therein and shall meet all interim deadlines set by the parties. The services shall be performed to the satisfaction of AT&T, shall be performed in accordance with the highest professional standards, and shall be in accordance with such requirements or restrictions as may be lawfully imposed by governmental authority. Services not completed to AT&T's satisfaction shall be re-performed at no cost to AT&T.

III. All requests for Work under this Agreement shall be in writing, shall contain the information set out below, and shall be executed by AT&T for itself or as agent for its other entities and Agency.

     A. The incorporation, by reference, of this Agreement.

     B. A description of the Work to be performed by Agency.

     C. The schedules for performance of the Work.

     D. The maximum total expenditure authorized.

     E. The schedule of payments.

     F. The invoice instructions.

     G. The appropriate signature(s) of the authorized representative(s) of AT&T and Agency.

Such writing shall constitute the only authorization for Agency to take any action or to expend any money. Agency acknowledges and agrees that no Work shall begin unless and until an authorized representative of each of the parties properly executes such written request for Work.

IN WITNESS WHEREOF, Agency and AT&T have executed this Agreement in duplicate on the day and year below written.


    BRONNER SLOSBERG HUMPHREY, INC.                 AT&T CORP.

          /s/ Meryl K. Beckingham               /s/ Antoinette Hein
      By: ________________________          By: ___________________________
              (Signature)                            (Signature)


      Meryl K. Beckingham                            Antoinette Hein
      EVP/Chief Financial Officer               Procurement Specialist
      _______________________________          _______________________________
      (Name & Title Typed or Printed)          (Name & Title Typed or Printed)

             4/12/99                                   3/26/99
      ____________________________          _______________________________
               (Date)                                   (Date)